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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Pyramid Breweries Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-91290 and 333-16311) on Form S-8 of Pyramid Breweries Inc. of our report dated January 23, 2004, with respect to the balance sheets of Pyramid Breweries Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Pyramid Breweries Inc.

Our report refers to our audit of the disclosures added to revise the 2001 financial statements, as more fully described in Note 1 to the financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 financial statements other than with respect to such disclosures. Our report also refers to the adoption of statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets, on January 1, 2002.

/s/ KPMG LLP

Seattle, Washington
March 12, 2004